UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 17, 2008
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release Dated July 17, 2008

            Due to a technical problem in edgarizing the document, the original Form 8-K filed July 15, 2008 mistakenly stated below Item 5.02 three times. Also, the original Form 8-K omitted the name of the signer, Clark D. Wraight, Vice President. This Amendment corrects these mistakes.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On July 11, 2008, James Miles resigned as President and CEO of PHAZAR CORP in order to devote more time to other unrelated business and personal investment interests.  James Miles also resigned as Chairman of the PHAZAR CORP Board of Directors.  Mr. Miles served on the PHAZAR CORP Board of Directors since 1999.  We anticipate that the Board of Directors will in the near future appoint successors to these offices.

Item 9.01.     Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 17, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: July 17, 2008	By:	/s/ Clark D. Wraight
Clark D. Wraight
Vice President